UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 17, 2008

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

Effective December 17, 2008, the Board of Directors of LSB Industries, Inc. (the “Company”), based on the recommendation and approval of its Compensation and Stock Option Committee (the “Committee”), approved the amendment of the following Company benefit plans in order to address, before year-end, the documentation requirements of Section 409A of the Internal Revenue Code (“Section 409A”):

(1)	Employment Agreement, dated March 21, 1996, as amended April 29, 2003 and May 12, 2005, between the Company and Jack E. Golsen, the Company’s Chief Executive Officer;

(2)
Severance Agreements, each dated January 17, 1989, between the Company and certain officers of the Company, including each of Jack E. Golsen; Barry H. Golsen, President and Chief Operating Officer; Tony M. Shelby, Chief Financial Officer; David R. Goss, Executive Vice President of Operations; and David M. Shear, Senior Vice President and General Counsel (whose Severance Agreement is dated September 25, 1991); and Steven J. Golsen, Chief Executive Officer of one of the Company’s subsidiaries and Chief Operating Officer of the Company’s Climate Control business; and

(3)	Non-Qualified Benefit Plan Agreements, each dated January 1, 1992, between the Company and each of Barry H. Golsen, David M. Shear, and Steven J. Golsen.

The amendments primarily clarify and modify the dates on which certain types of benefits are provided, in order to comply with Section 409A. Where applicable, the amendments require that payments due to a “specified employee” (as such term is defined under Section 409A) upon separation from service must be delayed until the earlier of death or the expiration of a period of six months, among other revisions made to comply with Section 409A.

Except as amended to address Section 409A, the agreements listed above are materially consistent with the respective pre-amendment agreements.  This description of the amendments is qualified in its entirety by reference to the amendments, which are filed herewith as Exhibits 99.1, 99.2 and 99.3 and incorporated herein.

Item 9.01. Financial Statement and Exhibits

(d)           Exhibits.

Exhibit                      Description

99.1	Third Amendment to Employment Agreement, dated December 17, 2008, between the Company and Jack E. Golsen

99.2
Amendment to Severance Agreement, dated December 17, 2008, between Barry H. Golsen and the Company.    Each Amendment to Severance Agreement with Jack E. Golsen, Tony M. Shelby, David R. Goss and David M. Shear is substantially the same as this exhibit and will be provided to the Commission upon request.

99.3
Amendment to Non-Qualified Benefit Plan Agreement, dated December 17, 2008, between Barry H. Golsen and the Company.  Each Amendment to Non-Qualified Benefit Plan Agreement with David R. Goss and Steven J. Golsen is substantially the same as this exhibit and will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2008
                            LSB INDUSTRIES, INC.

                            By: /s/ Tony M. Shelby
                              Tony M. Shelby,
                               Executive Vice President of Finance and Chief Financial Officer